EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Asure Software, Inc. on Form S-3 (File Nos. 333-182828, 333-212317, 333-216075, 333-224068 and 333-224088) and Form S-8 (File Nos. 333-175186, 333-215097, 333-230967 and 333-232754) of our report dated March 16, 2020, with respect to our audits of the consolidated financial statements of Asure Software, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 and our report dated March 16, 2020 with respect to our audit of the effectiveness of internal control over financial reporting of Asure Software, Inc. as of December 31, 2019, which reports are included in this Annual Report on Form 10-K of Asure Software, Inc. for the year ended December 31, 2019.
Our report on the consolidated financial statements refers to a change in the method of accounting for leases effective January 1, 2019.
Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum LLP

Marcum LLP
Costa Mesa, California
March 16, 2020